                                                                 EXHIBIT 2

                     AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT ("Agreement") is entered into by and between INMOLD, INC. an Indiana corporation ("Inmold, Inc."), GP PLASTICS, INC., a Michigan corporation ("GP"), and the persons listed in Exhibit 1 hereto, who are holders of all outstanding shares of GP's common stock (collectively referred to herein as the "Shareholders" or individually as a "Shareholder").

    WHEREAS, GP has both common and preferred classes of capital stock authorized,

    WHEREAS, the Shareholders constitute the holders of all of the shares of outstanding common stock of GP and wish to exchange, all of their GP shares solely for 1,000,000 restricted shares of the voting stock of Inmold, Inc., in a transaction taxable to the GP Shareholders, and

    WHEREAS, Inmold, Inc. has agreed to exchange 1,000,000 restricted shares of its voting stock with the Shareholders for all of the outstanding GP common stock owned by the Shareholders.

                                 WITNESSETH:

    NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hertby agree as follows:

          1 . Plan of Reorganization. The Shareholders are the owners of all issued and outstanding common stock of GP totaling 43,610 shares, par value $
1.00 per share (the "GP Shares"). It is the intention of the parties hereto that all of the GP Shares shall be acquired for investment by Inmold, Inc. solely in exchange for 1,000,000 shares of its restricted voting common stock, par value $.00001 per share (the "Inmold, Inc. Shares").

          2.   The Transaction.

               2.01 Plan of Exchange. On the terms and subject to the conditions set forth in this Agreement, each of the Shareholders hereby severally agrees to assign, transfer and deliver to Inmold, Inc. at the Closing, free and clear any and all liens, pledges, encumbrances, charges, restrictions or claims of any kind, nature or description, the number of GP Shares set forth after each respective Shareholder's name on Exhibit 1, in the aggregate constituting all of the issued and outstanding shares of common stock of GP, and Inmold, Inc. agrees to acquire said GP Shares on said date by issuing and delivering in exchange therefor an aggregate of 1,000,000 restricted Shares, so that each GP Share outstanding in the hands of the Shareholders immediately prior to the Closing shall be converted into its pro-rata share of 1,000,000 Imold, Inc. restricted Shares. No fractional shares of Inmold, Inc. Shares shall be issued in connection with the exchange transaction, but in lieu thereof anyone entitled to a fractional interest in such lnmold, Inc. Shares arising from the exchange/organization shall be issued the aggregate number of Inmold, Inc. Shares issuable to said Shareholder at the Closing, rounded to the nearest whole Inmold, Inc. Share. The schedule set forth in Exhibit 1 shows the number of the Inmold, Inc. Shares which are to be issued to each of the Shareholders.

           2.02 Closing and Delivery of Shares. The exchange of the GP Shares for the Inmold, Inc. Shares (the "Closing") shall take place at the office of Hoops, Hoops & Hoops, P.L.C., 31555 W. Fourteen Mile, Suite 315, Farmington Hills, Michigan, 48334 at 11:00 a.m. on or before June 13, 1997, or at such other place or such other time as may be agreed upon by the parties hereto (the "Closing Date"). At the Closing, the Shareholders will deliver certificates for all of the GP Shares, duly endorsed and with all necessary transfer tax and other revenue stamps affixed thereto by Inmold, Inc., which will be acquired at each Shareholder's expense, in order to make Inmold, Inc. the sole owner thereof, free and clear of all claims and encumbrances. Delivery of restricted certificates for the Inmold, Inc. Shares will be made to the Shareholders as set forth in Exhibit 1. The Shareholders hereby irrevocably designate, empower, authorize, nominate, constitute, and appoint Owen Pierce to act at the Closing as their agent and attorney in fact coupled with an interest in their GP Shares to be exchanged, in order to accept delivery of the certificates of Inmold, Inc. Shares to be issued in their respective names, and to give a good and sufficient receipt and acquittance for the same, and in connection therewith to make delivery of their GP Shares to Inmold, Inc.

          2.03  Unused.

          2.04 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

          2.05 Shareholder Consents. By their signatures hereto, all Shareholders of GP and Inmold, Inc. shall be deemed to have voted to approve the arrangement and reorganization (exchange of stock), transaction, i.e. the exchange of 3,911,122 free trading shares of Inmold, Inc. common stock with the holders of all outstanding shares of the common stock of Sanders Confectionery Products, Inc. "SCP") for 7,822,244 shares of SCP's common stock held by them on a 1 share of lnmold, Inc. for 2 shares of SCP basis and the balance of the arrangement and reorganization (exchange of stock) transaction whereby Inmold, Inc. will acquire all of the outstanding common stock of GP in exchange for 1,000,000 shares of Inmold, Inc.'s restricted common stock under this Agreement and the fairness thereof By their exchanges, SCP Shareholders shall likewise be deemed to have consented to the arrangement and reorganization (exchange of stock) transaction by favorable Shareholder Vote at a Special Meeting for Shareholders, conducted on April 9, 1997.

    3.      Termination.

          3.01 This Agreement may be terminated by action of the Board of Directors of Inmold, Inc. or the Board of Directors of GP at any time prior to the Closing Date if:

          (a) There shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or the Oakland County, Michigan, Circuit Court fails to approve the fairness of Inmold, Inc.'s 3,911,122 shares of common stock in exchange for SCP's 7,822,244 shares of common stock in the arrangement and reorganization (exchange of stock) transaction under this Agreement which has been approved by vote of a majority in number of SCP shareholders holding at least 3/4 in value of the outstanding shares of SCP's common stock at the time of the Closing hereunder; or

          (b) the Closing shall not have occurred prior to July 1, 1997, or such later date as shall have been approved by the Board of Directors of both Inmold, Inc. and GP.

In the event of termination pursuant to this Section 3.01, no obligation, right or liability shall arise hereunder and each party shall bear all of the expenses incurred by them in connection with the negotiation, drafting and execution of this Agreement and the consummation of the transactions herein contemplated.

           3.02 This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of Inmold,Inc. if:

           (a) GP or the Shareholders shall fail to comply in any material respect with any of its or their conditions or agreements contained in this Agreement or if any of the representations or warranties of GP or the Shareholders contained herein shall be inaccurate in any material respect; or

           (b) there shall have been any material change after December 27, 1996 in the assets, properties, business or financial condition of GP taken as a whole which could have a materially adverse effect on the value of the business of GP as a whole, except for any changes disclosed in the Exhibits hereto.

If this Agreement is terminated pursuant to this Section 3.02, this Agreement shall be of no further force or effect, no obligation, right or liability shall arise hereunder, and GP shall bear its own costs as well as the legal, accounting, printing and other costs incurred by Inmold, Inc. in connection with the negotiation, preparation and execution of this Agreement and the transactions herein contemplated.

           3.03 This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of GP if.

           (a) Inmold, Inc. shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Inmold, Inc. contained herein shall be inaccurate in any material respect; or

          (b) there shall have been any material change after December 27, 1996 in the assets, properties, business or financial condition of Inmold, Inc. taken as a whole which could have a materially adverse effect on the value of the business of Inmold, Inc. taken as a whole, except any changes disclosed in the Exhibits hereto.

If this Agreement is terminated pursuant to this Section 3.03, this Agreement shall be of no further force or effect, no obligation, right or liability shall arise hereunder, and Inmold, Inc. shall bear its own costs, as well as the legal, accounting, printing and other costs incurred by GP in connection with the negotiation, preparation and execution of this Agreement and the transactions herein contemplated.

     4. Representations and Warranties of GP. GP represents and warrants to Inmold, Inc. that:

         4.01 Organization, Standing, Qualification, etc. GP is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own its properties and assets and to carry on its business as it is presently being conducted. GP is qualified to do business in the State of Michigan, but otherwise the nature, of GP's business and the ownership of its properties do not require it to become qualified in any other state as a foreign corporation.

         4.02 GP's Capitalization. The authorized capital stock of GP consists of 50,000 shares of common stock, par value $ 1.00 per share, of which 43,610 shares are validly issued, fully paid, nonassessable and outstanding, and 1,000 shares of Class A, nonvoting (except as to matters affecting such Class), 6% preferred stock, of which 673.063 shares are validly issued, fully paid, nonaccessable and outstanding. No dividends or distributions can be declared or paid on the common stock while any dividends are due and unpaid on the preferred stock. All outstanding shares are duly authorized, fully paid, validly issued and nonassessable in accordance with applicable law. No dividends or other distributions of the assets of GP have ever been declared or paid on the common stock of GP.

         The preferred stock has been issued to the holders of debt of GP, without modification of other rights of those creditors. When all of the debt for which particular shares have been issued is paid, plus accrued dividends thereon, the shares should be considered to have been redeemed.

         4.03. Articles of Incorporation and By-Laws. The complete Articles of Incorporation and By-Laws of GP, which will be in effect on the Closing Date, are attached hereto as Exhibit 4.03.

         4.04. Financial Statements.

         (a) Attached hereto as Exhibit 4.04 is the unaudited balance sheet of GP as of February 28, 1997 and the unaudited statement of operation and change in financial position for the 5 month period then ended, including the notes thereto (collectively referred to as the GP Financial Statements").

          (b) All such GP Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and are true, complete and correct as of the date of any of such balance sheet. Except as and to the extent reflected or reserved against therein, GP did not have any liabilities or obligations (absolute or contingent) which were not, but should have been reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of GP in accordance with generally accepted accounting principles. The statement of operations presents fairly the results of operations of GP for the period indicated. Such statement of changes in financial position presents fairly the information which should be presented therein, in accordance with generally accepted accounting principles.

          (c) The books and records, financial and others, of GP are in all material respects complete and correct and have been maintained in accordance with good business and accounting practice.

          (d) No relevant reports concerning GP are required under the Securities and Exchange Act of 1934, because it has no class of securities registered under that Act.

          (e) The fair market value of the assets of GP exceeds the amount of its liabilities as of the date hereof.

          4.05 Authorization. This Agreement and the issuance of the GP Shares have each been duly authorized, executed and delivered by GP, and constitutes a legal, valid and binding obligation of GP enforceable in accordance with its terms. No consent of any federal, state, municipal or other governmental authority is required by GP for the execution, delivery or performance of this Agreement by GP . No consent of any party to any contract or agreement to which GP is a party or to which any of the property and assets of GP are subject is required for the execution, delivery or performance of this Agreement, with the exception of the requirements under the loan and security agreement between GP and The CIT Group/Credit Finance, Inc. (the "CIT Agreement"), a copy of which is attached as Exhibit 4.05 hereto.

          4.06 Litigation and Threats Thereof. Except as described in Exhibit 4.06, there is no action, suit proceeding, or investigation pending, at law or in equity, or to the knowledge of GP's management, threatened against or affecting GP before or in any court, either state or Federal, public board, or body which calls into question the creation, organization or existence of GP, the validity of this Agreement or the authority of GP to execute, deliver and carry out the terms of the Agreement or which judgment, order or finding can reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of GP. GP has no knowledge of any material default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

          4.07 Subsidiaries. GP does not own, directly or indirectly, any interest or investment, whether equity or debt, in any corporation , business, trust or other entity.

          4.08 Compliance with Law and Other Instruments. Except as set forth in Exhibit 4.08, GP is not in violation or material default of any term of its Articles of Incorporation or By-Laws, or of any agreement, contract, commitment, instrument, indenture, judgment, decree or court or administrative orders, applicable to it and has timely filed all reports, tax returns and any other documents required by it to be filed with any governmental agency or anyone else. The execution, delivery and performance of this Agreement and the taking of action contemplated hereby will not result in any violation of or be in conflict with or constitute a default under (a) the Articles of Incorporation or By-Laws of GP, or (b) any material agreement or instrument to which GP or any consolidated subsidiary is a party or by which it is bound with the exception of the CIT Agreement, or (c) any material judgment, decree or order to which GP is subject, or result in the creation of any material lien, charge or encumbrance on any of the properties of GP.

          4.09    Contracts and Commitments.

          (a) Except as set forth in Exhibit 4.09, there are no material contracts, agreements, franchises, license agreements or other commitments to which GP is a party or by which it or any of its properties are bound;

          (b) GP is not a party to any contract, agreement, other commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as GP can foresee) materially and adversely affect, the business, operations, properties, assets or condition of GP;

          (c) Except as set forth in Exhibit 4.09 or as reflected in the most recent GP balance sheet included in the GP Financial Statements, GP is not a party to any material, oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days' (or less) notice, (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension or retirement plan, agreement or arrangement, (iii) agreement, contract or indenture relating to the borrowing of money with the exception of the CIT Agreement (see Exhibit 4.09), (iv) guaranty of any obligation, other than one on which GP is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate do not exceed $10,000, (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate, (vi) collective bargaining agreement, (vii) agreement with any present or former shareholder, officer or director of GP, or (viii) consent, agreement or other commitment involving payments by it of more than $10,000 in the aggregate.

          4.10 Liabilities. Except as set forth in Exhibit 4.10 or as disclosed or provided for in the GP Financial Statements, to the best of its knowledge after due inquiry, has no debt, obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due to any person or entity, including any of its officers, directors, or shareholders, in excess of $10,000.

          4.11 Title and Related Matters. GP has good and marketable title to all of its properties, interests in properties and assets, real and personal, which are reflected in the latest balance sheet included in the GP Financial Statements or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of after such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances except: (i) statutory liens or claims not yet delinquent, (ii) such imperfections of title and easements and/or after acquired property liens or contractual commitments or restrictions or power of attorney as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby, or otherwise materially impair present and future business operations of such properties and the combined business after the acquisition under this Agreement, (iii) as described in the GP Financial Statements or (iv) as described in Section 4.09. GP owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, business plans, processes or other information utilized in the conduct of GP's business or operations, whether or not reported in the most recent balance sheet included in the GP Financial Statements. The plans, structures, equipment and other assets of GP that are necessary to the operation of its business are in good operating condition and repair.

          4.12 Access to Properties and Records. Prior to the Closing Date, GP will afford to the officers and authorized representatives of Inmold, Inc. full access to the properties, books and records of GP in order that Inmold, Inc. may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of GP, and GP will furnish Inmold, Inc. with such additional financial and operating data and other information as to the business and properties of GP as Inmold, Inc. shall, from time to time, reasonably request including, without limitation, financial statements of GP as published from time to time.

          4.13 Directors and Officers. The Board of Directors and principal officers of GP as of the Closing Date, shall be those persons identified in
Exhibit 4.13 hereto.

          4.14 Tax Returns. Except as set forth in Exhibit 4.14, within the times and in the manner prescribed by law, GP has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. All taxes and governmental charges levied or assessed against the property or the business of GP have been paid or are being paid under agreements with the particular tax collection agency, other than taxes or charges the payment of which are not yet due or which, if due, are not yet delinquent or are being contested in good faith or have not been finally determined.

          4.15 Prior Sales. Attached hereto as Exhibit 4.15 is a true, correct and complete statement, which is dated not more than ten (10) days prior to the date of this Agreement, setting forth the names and addresses of the purchasers of any securities of GP that have been privately offered and sold by GP within two years prior to the date of the statement, the prices paid by those purchasers and a brief description of the facts upon which GP relied in claiming an exemption from the registration requirements under the state and federal securities laws in connection, with those sales.

          4.16 Compliance with Laws and Regulations. GP has complied with all applicable statutes and regulations of any federal, state or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of GP or would result in any material liability.

          4.17 Material Contract Defaults. Except as set forth in Exhibit 4.17, neither GP nor any other party is in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations , properties or assets or the condition of GP, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

          4.18 Absence of Certain Changes or Events. Since the date of the GP Financial Statements furnished to Inmold, Inc., and except as set forth in or permitted by this Agreement and the Exhibits hereto, there has not been, with respect to GP:

          (a) Any change in the business, operations, method of management or accounting, or financial condition or the manner of conducting the business of GP other than changes in the ordinary course of business, none of which has had a material adverse effect on such business, operations or financial condition, taken as a whole;

          (b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, business, operations or condition of GP;

          (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of GP of any class, or any direct or indirect redemption, purchase or other acquisition of any shares of any class of GP with the exception of redeemable preferred stock referred to in Exhibit 4.02;

          (d) Any material increase in the direct or indirect compensation or other benefits payable or to become payable by GP to any of its officers, directors, employees or agents over the respective rates and amounts set forth in the GP Financial Statements;

          (e) Any sale, lease, abandonment or other disposition by GP of any real property otherwise than in the ordinary course of business , or any sale, assignment, transfer, license or other disposition by GP of any tangible or intangible asset;

          (f) Any option, warrant or right to purchase, or other right to acquire shares of any class of GP granted to any person;

    (g) Any employment, bonus or deferred compensation agreement entered into between GP and any of its directors, officers or other employees or consultants;

    (h) Any issuance of shares of GP beyond the shares then issued and outstanding;

    (i) Any indebtedness incurred by GP for borrowed money not now repaid, or any commitment to borrow money entered into by GP; Any amendment of the Articles of Incorporation or By-Laws of GP;

    (k) Any material obligation or liability, absolute or contingent, paid or incurred, except current liabilities in the ordinary course of business and costs incurred in connection with this transaction, except for finder's fees shown on an attached Schedule.

    (l) Any material obligation or liability, absolute or contingent, paid except liabilities reflected in or shown on the GP balance sheet as of February 28, 1997, and current liabilities incurred since that date in the ordinary course of business or in connection with this transaction;

    (m) Any sale or transfer, or any agreement, arrangement or option for the sale or transfer, of any of its assets, property or rights having an aggregate value of $10,000 or more (other than in the ordinary course of business); or

    (n)   Any other material transaction.

Notwithstanding the foregoing, any and all of the foregoing changes or events shall be permitted upon the written consent of Inmold, Inc. by action of its Board of Directors, evidenced by the delivery by Inmold, Inc. to GP of a certified copy of resolutions of such Board specifying the change or event consented to by Inmold, Inc.

    The GP Financial Statements and the notes thereto cover all lost and unjust enrichment, as well as contract liabilities, including without limitation restitutionary, quasi contract and equitable liabilities, which exist as of the date hereof, regardless of when the causes of action accrued.

    4.19 Action Prior to Closing. From and after the date of this Agreement until the Closing Date, GP will:

    (a) carry on its business in substantially the same manner as it has heretofore;

    (b) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

    (c) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

    (d) perform in all material respects all of its obligations under material contracts, leases and documents relating to or affecting its assets, properties and business;

    (e) use its best efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material customers; and

    (f) fully comply with and perform in a material respects all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

    5. Investment Intent; Continuity of Business Enterprise. Inmold, Inc. is acquiring the GP shares hereunder for investment and not with a view to the distribution thereof or in connection with the underwriting of such a distribution, and Inmold, Inc. has no commitment or present intention to liquidate GP or sell or otherwise dispose of a material portion of GP business or assets following the consummation of the transactions contemplated hereby.

    5.A. Representations and Warranties of Inmold, Inc. Inmold, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is presently being conducted.

    5.01 Inmold, Inc.'s Capitalization. The authorized capital stock of Inmold, Inc. consists of 100,000,000 shares of common stock, par value $.00001 per share ("Inmold, Inc. Shares"), of which 4,000,000 Inmold, Inc. Shares are issued and outstanding, and 5,000,000 shares of "blank check" preferred stock, par value $.00001 per share, of which no shares are issued or outstanding. All outstanding shares of common stock are duly authorized, fully paid, validly issued and nonassessable in accordance with applicable law. No dividends or other distribution of the assets of Inmold, Inc. have ever been declared or paid on the capital stock of Inmold, Inc. Except for the transactions contemplated by this Agreement, there are no outstanding warrants, options, preemptive rights or rights to subscribe for or purchase any shares of Inmold, Inc.'s capital stock or any outstanding securities that are convertible into Shares of Inmold, Inc.'s capital stock, except for a certain agreement between GP and Precision Masters, Inc. The Inmold, Inc. Shares have been duly authorized and, when issued to the Shareholders on the Closing Date will be validly issued, fully paid and nonassessable.

    5.02 Financial Statements and Reports. Inmold, Inc., being newly organized, has no substantial assets (other than $40 from sale of 4,000,000 shares of common stock and no liabilities). Attached hereto as Exhibit 5.02 are an unaudited pro forma financial statement of Inmold, Inc. dated March 1, 1997 (the "Inmold, Inc. Financial Statements"). The Inmold, Inc, Financial Statements have been prepared on an unaudited basis in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of Inmold, Inc. as of the respective dates for the respective periods indicated. Since the date of the

Inmold, Inc. Financial Statements, the existence or standing of Inmold, Inc. has not been adversely affected by any occurrence or development known to Inmold, Inc. and there has no material adverse change in the financial condition.

    5.03 Authorization. The Board of Directors of Inmold, Inc. has approved this Agreement and the transactions contemplated hereby, and has authorized the execution and delivery of this Agreement by Inmold, Inc. Inmold, Inc. has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement constitutes a legal, valid and binding obligation of Inmold, Inc. enforceable in accordance with its terms.

    5.04 Litigation. There is no action, suit, proceeding, or investigation pending, at law, or in equity, or to the knowledge of Inmold, Inc.'s management, threatened, against or affecting Inmold, Inc. before or in any court, either state or Federal, public board, or body which calls into question the creation, organization or existence of Inmold, Inc., the validity of this Agreement or the authority of Inmold, Inc. to execute, deliver and carry out the terms of the Agreement or which judgment, order or finding can reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of Inmold, Inc.

    5.05  Subsidiaries. Inmold. Inc. owns no subsidiaries.

    5.06 Compliance with Law and Other Instruments. Inmold, Inc. is not in violation or default of any terms in its Articles of Incorporation or By-Laws, or of any agreement, contract, commitment, instrument, indenture, judgment, decree or order, applicable to it and has timely filed all reports and any other documents required by it to be filed with any governmental agency. The execution, delivery and performance of this Agreement and the taking of action contemplated hereby will not result in any violation of or be in conflict with or constitute a default under any such terms, or result in the creation of any mortgage, lien, change or encumbrance upon any of the properties or assets of Inmold, Inc.

    5.07 Contracts and Commitments. Inmold, Inc. is not a party to any material contract or commitment, except for this Agreement and all agreements, expressly referred to herein, in the Inmold, Inc. Financial Statements or in any Exhibit to this Agreement.

    5.08 Liabilities. Except as set forth in Exhibit 5.02 or in the Inmold, Inc. Financial Statements, Inmold, Inc., to the best of its knowledge, after due inquiry, has no debt, obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due to any person or entity, including any of its officers, directors, or shareholders, in excess of $10,000.

    5.09 Inmold, Inc. Tax Returns. Within the times and in the manner prescribed by law, Inmold, Inc., being newly organized, has not yet been obligated to file any federal, state or local tax returns or been required by law to pay any taxes, assessments and penalties.

    5.10 Brokers. Neither Inmold, Inc. nor any officer or director of Inmold, Inc. has employed any broker, finder or agent or has agreed to pay or has otherwise incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

     5.11 Prohibited Acts. Prior to the Closing Date, Inmold, Inc. shall not do any of the following acts without the prior written consent of GP: (a) declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; (b) issue any stock or other securities; including any right or option to purchase or otherwise acquire any of its stock, or issue any notes or other evidences of indebtedness not in the usual course of business; or (c) make capital expenditures in excess of an aggregate of $10,000.

    5.12 Additional Warranties. Inmold, Inc. further represents and warrants that all disclosures made in the Exhibits attached hereunder are true on and as of the Closing Date, as though such representations and warranties had been made at and as of such time. Sale of 4,000,000 shares of Inmold, Inc. common stock to John M. Sanders/Filipp J. Kreissl was exempt from registration as a private placement sale to accredited investors under section 4(2) and Regulation D under the Securities Act of 1933, as amended (the "1933 Act") and the Michigan
Uniform Securities Act ("MUSA"). Contribution of those shares to SCP's capital was exempt from registration as a no sale transaction. Exchange of 3,911,122 of those shares for 7,822,244 outstanding shares of SCP common stock was exempt under section 3(a)(10) of the 1933 Act and as a no sale and a reorganization, arrangement under MUSA. Sale of 1,000,000 Inmold, Inc. shares exchanged for all outstanding shares of common stock will be exempt under section 4(2) and Regulation D of the 1933 Act.

    6. Representations and Warranties of Shareholders. Each Shareholder represents and warrants that:

    6.01 Ownership of GP Shares. Each Shareholder is the sole owner of the GP Shares set forth in Exhibit 1 as being owned by him, her or it and those shares are free from any claim, lien or other encumbrance.

     (a) Each Shareholder has been informed and agrees that the issuance of the Inmold, Inc. shares hereunder to him, her or it is being made without registration and are being acquired by him, her or it for investment only and not for distribution and that they are restricted securities under Regulation D under the 1933 Act, Sections 402(b)(a) and (21) of the Michigan Uniform Securities Act, as amended ("MUSA"), or any other appropriate state securities laws and that the Inmold, Inc. Shares issued to him, her or it hereunder may not be sold or transferred without registration under the 1933 Act and MUSA or other appropriate securities laws or a written legal opinion of counsel to Inmold, Inc., unless an exemption from such registration is confirmed to be available by a written legal opinion of counsel to Inmold, Inc.

     (b) Each Shareholder has been provided with copies of the Inmold, Inc. Financial Statements.

     (c) Each Shareholder has been provided with the opportunity to ask questions of, and receive answers from Inmold, Inc. and its officers, employees and agents concerning

    Inmold, Inc. and terms and conditions of the issuance of the Inmold, Inc. Shares and of prior private offers and sales of Immold, Inc . Shares, has received satisfactory answers to any of those questions and has no further questions at this time.

    (d) Each Shareholder understands that, prior to the Closing, Inmold, Inc. has been a non-operating company. Each Shareholder, therefore, understands that his, her or its investment in the Inmold, Inc. Shares and Inmold, Inc. is speculative and may remain so for an indefinite period and acknowledges that he, she or it is able to bear the economic risk of his, her or its investment in the Inmold, Inc. Shares should it be determined ultimately to be worthless, and has such knowledge and experience in financial or business matters that he, she or it is capable of evaluating the merits and risks of his, her or its investment in the Inmold, Inc. Shares and Inmold, Inc.

    (e) Each Shareholder has executed and delivered to Inmold, Inc. an Investment Letter acknowledging the representations set forth in above among others, and each Shareholder further represents and warrants that the statements made therein are true and correct.

    (f) Each Shareholder has answered, executed and delivered an Offeree Questionnaire in a form acceptable to Inmold, Inc. regarding certain personal information with respect to such Shareholder and further represents and warrants that the statements made therein are true and correct.

    6.02 Authorization. The execution of this Agreement has been duly authorized by each Shareholder and this Agreement is binding upon each Shareholder in accordance with its terms.

    7.    Conditions to Closing.

    7.01 Conditions Precedent to Shareholders' Obligations. The obligations of the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing of each of the following conditions precedent:

    (a) Representations and Warranties. The representations and warranties made by Inmold, Inc. herein shall be true on and as of the Closing Date, as though such representations and warranties had been made at and as of such time.

    (b) Performance. Inmold, Inc. shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing.

    (c) Consent. Inmold, Inc. shall have secured all permits, consents and authorizations that are known to Inmold, Inc. to be necessary to consummate this Agreement and to issue the Inmold, Inc. Shares to be issued to the Shareholders.

    (d) Compliance Certificate. At the Closing, Inmold, Inc. shall have delivered to Shareholders or their representative an Officer's Compliance Certificate executed by its President to the effect that the representations and warranties of Inmold, Inc. are true and accurate as of the Closing Date and that all conditions specified in Sections 7.01(a) and (e), inclusive, and 7.01(h) have been fulfilled.

    (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Shareholders and counsel to the Shareholders, and Shareholders and counsel to the Shareholders shall have received all such counterpart originals or certified or other copies of such documents as Shareholders or such counsel may reasonably request.

    (f) No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business and operations of Inmold, Inc., nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Inmold, Inc.

    (g) Opinion of Counsel to Inmold, Inc. GP shall receive an opinion dated the Closing Date from counsel to Inmold, Inc. satisfactory to GP, to the effect that:

          (i) Inmold, Inc. is a corporation validly existing and in good standing under the laws of the state of Indiana and has all the requisite corporate power to own, lease and operate its assets and carry on its business as now being conducted in any jurisdiction in which it is now conducting business.

          (ii) The Inmold, Inc. Shares to be exchanged for the GP Shares at the Closing will be duly authorized, legally issued, fully paid and non-assessable.

          (iii) The Execution and delivery by Inmold, Inc. of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in the breach of any provision of Inmold, Inc.'s Articles of Incorporation or By-Laws or constitute default or give rise to right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any known mortgage, indenture, license agreement or obligation or violate any court order, writ, injunction or decree applicable to Inmold, Inc. or any of its properties or assets of which counsel has knowledge after making inquiry of the principal executive officers with respect thereto.

          (iv) Based solely on a review of the Articles of Incorporation, By-Laws, corporate minutes and stock record books of Inmold, Inc., (i) the authorized capital stock of Inmold, Inc. is as set forth in Section 5.01, and the shares of Inmold, Inc. stock referred to in Section 5.01 constitute all of the issued and outstanding shares of capital stock of Inmold, Inc.;
    (ii) the outstanding shares of Inmold, Inc. capital stock are validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights of any shareholder of Inmold, Inc.; and (iii) there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments known to such counsel obligating Inmold, Inc. to issue or transfer from treasury any additional shares of its capital stock of any class;

    (v) This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of Inmold, Inc., except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

    (vi) Aside from the action dealing with approving the arrangement and reorganization (exchange of stock) transaction and the acquisition under this Agreement in Oakland County Circuit Court, such counsel does not know of any suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Inmold, Inc. or its business or properties or financial or other condition.

    (h) Opinion of Counsel to GP. Inmold, Inc. shall receive an opinion dated the Closing Date from counsel to GP, comparable to that required under Paragraph 7.01(g).

    7.02 Conditions Precedent to Inmold, Inc.'s Obligations. The obligations of Inmold, Inc. hereunder are subject to the satisfaction, at or before the Closing, of each of the following conditions precedent:

    (a) Representations and Warranties. The representations and warranties made by GP and the Shareholders herein shall be true on and as of the Closing Date as though such representations and warranties had been made at and as of such time.

    (b) Concerted Action. This Agreement shall be executed by each of the Shareholders and each of the Shareholders should have performed his, her or its obligations hereunder.

    (c) The obligations of Inmold, Inc. shall also be subject to the conditions set forth in Section 7.01 herein by GP.

    8.00  Miscellaneous.

    8.01. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive execution and delivery of this Agreement and the Closing hereunder.

    8.02. Modifications, Waiver. No modification or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and approved by all of the parties hereto.

    8.03. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof

    8.04. Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

    8.05. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original , and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it.

    8.06. Governing, Law and Forum. This Agreement shall be governed by the laws of the State of Michigan without regard to its principles of conflicts of laws.

    8.07 Severability. In the event any portion of this Agreement or the application of such provision to any part shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the 22nd day of May,1997.


GP PLASTICS, INC.                             INMOLD, INC.

By:/s/ Owen A. Pierce                         By:/s/ John M. Sanders
   --------------------------------              --------------------------
       Owen A. Pierce                                John M. Sanders
Its: Chairman of the Board                    Its: Acting President

Address:                                      Address:
3910 Industrial Drive                         901 Wilshire Drive, Suite 360
Rochester Hills, Michigan 48309               Troy, Michigan 48084

    Confirmed as to SCP shareholder consent in Section 2.05 of the Agreement.


                                        SANDERS CONFECTIONERY PRODUCTS, INC.

                                    By: /s/ Filipp J. Kreissl
                                        ---------------------------------
                                        Filipp J. Kreissl
                                        President

Shareholders of GP Plastics Inc. and the number of shares of GP Plastic, Inc.'s common stock owned on the date of this agreement are set forth below each person's signature hereto, including any stock options or rights thereto:

/s/ Owen A. Pierce
-------------------                                  ---------------------------
Owen A. Pierce                                       Berda Hammond
5375 Orion Road                                      1890 E. Long Lake Road
Rochester, Michigan 48306                            Troy, Michigan 48098
Common Shares Owned 21,000                           Common Shares Owned 200
Option or Rights Owned 0                             Option or Rights Owned 0

---------------------------
John F. Horner
4809 Foxcroft
Troy, Michigan 48098
Common Shares Owned 6,542
Option or Rights Owned 0

---------------------------
David C. Shifflett
23585 Hagen Road
Macomb Township, Michigan 48042
Common Shares Owned 6,542
Option or Rights Owned 0

---------------------------
Joseph P. Schmidt
226 Norcliff Drive
Bloomfield Hills, Michigan 48302
Common Shares Owned 3,360
Option or Rights Owned 0

---------------------------
Frances Johnson
c/o Eugene Casey, C.P.A.
32985 Hamilton Court, #132
P.O. Box 2008
Farmington Hills, Michigan 48333
Common Shares Owned 3,966
Option or Rights Owned 0

Shareholders of GP Plastics Inc. and the number of shares of GP Plastic, Inc.'s common stock owned on the date of this agreement are set forth below each person's signature hereto, including any stock options or rights thereto:

----------------------------------          --------------------------
Owen A. Pierce                              Berda Hammond
5375 Orion Road                             1890 E. Long Lake Road
Rochester, Michigan 48306                   Troy, Michigan 48098
Common Shares Owned_______________          Common Shares Owned________
Option or Rights Owned____________          Option or Rights Owned_____

/s/ John F. Horner
----------------------------------
John F. Horner
4809 Foxcroft
Troy, Michigan 48098
Common Shares Owned_______________
Option or Rights Owned____________

----------------------------------
David C. Shifflett
23585 Hagen Road
Macomb Township, Michigan 48042
Common Shares Owned_______________
Option or Rights Owned____________

----------------------------------
Joseph P. Schmidt
226 Norcliff Drive
Bloomfield Hills, Michigan 48302
Common Shares Owned_______________
Option or Rights Owned____________

----------------------------------
Frances Johnson
c/o Eugene Casey, C.P.A.
32985 Hamilton Court, #132
P.O. Box 2008
Farmington Hills, Michigan 48333
Common Shares Owned_______________
Option or Rights Owned____________

Shareholders of GP Plastics Inc. and the number of shares of GP Plastic, Inc.'s Common stock owned on the date of this agreement are set forth below each person's signature hereto including any stock options or rights thereto;


----------------------------------                 -----------------------------
Owen A. Pierce                                     Breda Hammond
5375 Orion Road                                    1890 E. Long Lake Road
Rochester, Michigan 48306                          Troy, Michigan 49099
Common Shares Owned 21,000                         Common Shares Owned 200
Option or Rights Owned 0                           Option or Rights Owned 0

----------------------------------
John F. Horner
4809 Foxcroft
Troy, Michigan 48098
Common Shares Owned 6,542
Options or Rights Owned 0

/s/ David C. Shifflett
----------------------------------
David C. Shifflett
23585 Hagen Road
Macomb Township, Michigan 48042
Common Shares Owned 6,542
Option or Rights Owned 0

----------------------------------
Joseph P. Schmidt
226 Norcliff Drive
Bloomfield Hills, Michigan 48302
Common Shares Owned 3,360
Option or Rights Owned 0

----------------------------------
Frances Johnson
c/o Eugene Casey, C.P.A.
32985 Hamilton Court, #132
P.O. Box 2008
Famington Hills, Michigan 48333
Common Shares Owned 3,966
Option or Rights Owned 0

Shareholders of GP Plastics Inc. and the number of shares of GP Plastic,Inc. common stock, owned on the date of this agreement are set forth below each person's signature hereto, including any stock options or rights thereto:

----------------------------------                   ---------------------------
Owen A. Pierce                                       Berda Hammond
5375 Orion Road                                      1890 E. Long Lake Road
Rochester, Michigan 48306                            Troy, Michigan 48098
Common Shares Owned 21,000                           Common Shares Owned 200
Option or Rights Owned 0                             Option or Rights Owned 0

----------------------------------
John F. Horner
4809 Foxcroft
Troy, Michigan 48098
Common Shares Owned 6,542
Option or Rights Owned 0

----------------------------------
David C. Shiffiett
23585 Hagen Road
Macomb Township, Michigan 48042
Common Shares Owned 6,542
Option or Rights Owned 0

/s/ Joseph P. Schmidt
----------------------------------
Joseph P. Schmidt
226 Norcliff Drive
Bloomfield Hills, Michigan 48302
Common Shares Owned 3,360
Option or Rights Owned 0

----------------------------------
Frances Johnson
c/o Eugene Casey, C.P.A.
32985 Hamilton Court #137
P.O. Box 2008
Farmingham Hills, Michigan 48333
Common Shares Owned 3,966
Option Or Rights Owned 0

Shareholders of GP Plastics Tnc. and the number of shares of GP Plastic, Inc.'s common stock owned on the date of this agreement are set forth below each person's signature hereto, including any stock options or rights thereto:

----------------------------------                   ---------------------------
Owen A. Pierce                                       Berda Hammond
5375 Orion Road                                      1890 E. Long Lake Road
Rochester, Michigan 48306                            Troy, Michigan 48098
Common Shares Owned 21,000                           Common Shares Owned 200
Option or Rights Owned 0                             Option or Rights Owned 0

----------------------------------
John F. Horner
4809 Foxcroft
Troy, Michigan 48098
Common Shares Owned 6,542
Option or Fights Owned 0

----------------------------------
David C. Shifflett
23585 Hagen Road
Macomb Township, Michigan 48042
Common Shares Owned 6,542
Option or Rights Owned 0

----------------------------------
Joseph P. Schmidt
226 Norcliff Drive
Bloomfield Hills, Michigan 48302
Common Shares Owned 3,360
Option or Rights Owned 0

/s/ Eugene J. Casey For Frances Johnson
----------------------------------
Frances Johnson
c/o Eugene Casey, C.P.A.
32985 Hamilton Court, #132
P.O. Box 2008
Farmington Hills, Michigan 48333
Common Shares Owned 3,966
Option or Rights Owned 0

/s/ Joseph H. Moreau
----------------------------------
Joseph H. Moreau
29302 New Bradford
Farmington Hills, Michigan 48337
Common Shares Owned 1,000
Option or Rights Owned 0

----------------------------------
Virginia Flood
3025 Los Altos Drive, Apt.11
Belleair Bluffs, Florida 34640
Common Shares Owned 1,000
Option or Rights Owned 0

                                    EXHIBIT 1
                        SHAREHOLDERS OF GP PLASTICS INC.

 Names of Each Common                  Number of GP          Inmold, Inc.
   Shareholder                        Common Shares         Common Shares
                                                            to Be Received
--------------------------------------------------------------------------------
   Owen A. Pierce                           21,000             481,541
   John F. Horner                             6,542             150,011
 David C. Shifflett                          6,542             150,011
 Joseph P. Schmidt                           3,360              77,047
  Frances Johnson                            3,966              90,942
  Joseph H. Moreau                           13000              22,931
   Virginia Flood                            1,000              22,931
   Berda Hammond                               200               4,586
       TOTAL                                43,610           1,000,000

                                EXHIBIT 3.01 (a)
                         INMOLD, INC. SHAREHOLDER VOTE
                      APPROVING THE STOCK DIVDEND/EXCHANGE
                      TRANSACTION AND THE FAIRNESS THEREOF

     The undersigned, being the holder of all outstanding capital stock of Imnold, Inc. on the date hereof, hereby acknowledges that the Board of Directors of this Corporation and its Shareholders in Sanders Confectionery Products, Inc. vs. Houttekier, Case No. 97-536279-CZ in the Oakland County, Michigan Circuit Court have approved the arrangement and reorganization (exchange of stock) transaction calling for the exchange of 3,911,122 free trading shares of Inmold, Inc. common stock owned by this Corporation with the holders of all outstanding shares of the common stock of this Corporation in the amount of 7,822,244 outstanding shares of SCP's common stock on the basis of I share of Inmold, Inc. for 2 shares of SCP and the additional terms of the Transaction contemplating that Inmold, Inc. will attempt to acquire all of the outstanding capital stock of GP Plastics, Inc. in exchange for 1,000,000 newly issued shares of Inmold, Inc.'s restricted common stock.

                                                  SANDERS CONFECTIONERY
                                                  PRODUCTS, INC.
April 10, 1997

                                              By: John M. Sanders
                                              -----------------------------
                                                  John M. Sanders
                                                  Chairman of the Board

                                 EXHIBIT 4.02
                      LIST OF GP CAPITAL STOCK ISSUANCES

        The following is a list of GP Common and Preferred Stock Issuances in the 3-year period ending on the closing date of this Transaction:


                                                                                            Exemption under
                                                                                            which Stock was
                                                                                            Issued and Copy of
Name and address of                                  Description of                         Any Special
Shareholder and              Class of Stock          Consideration           Date of        Agreement on Sales
Time of Sale                 Issued                  Paid                    Issuance       Within Past 3 Years
------------                 ------                  ----                    --------       -------------------
John F. Horner               Common                  Loan to GP              11/22/96        Section 4(2) of the Securities
4809 Foxcroft                6,542 Shares                                                    Act of 1933 (Section4(2)
Troy, MI 48098

David C. Shifflett           Common                  Exchange for            11/22/96        Section4(2)
23585 Hagen Road             6,542 Shares            A.E.P. Stock            03/13/96
Macomb Township, MI
48042

Joseph P. Schmidt            Common                  Loan to GP              11/22/96        Section4(2)
226 Norcliff Drive           4,360 Shares
Bloomfield Hills, MI 48302

Joseph H. Moreau             Common                  Bonus from              01/16/97        Section4(2)
29302 New Bradford           1,000 Shares            Joseph P. Schmidt
Farmington Hills, MI 48327

Redeemable Preferred Stock
-------------------------
See attached list and
description  in                                      Conversion of           09/13/96        Section4(2)
Exhibit 4.09(a)                                      Accounts Payable
                                                     In List Attached
                                                     Hereto


PREFERRED STOCK ISSUED

Jed Mold                                        $  333,000

Precision Masters                                  108,000

PPG, Inc.                                           96,700

B. Schulman                                        145,680

Joe Schmidt                                        266,099

Kay Graphics                                        38,934

Stanco                                              41,077

V. Allen Koch                                      244,636
                                                ----------
                                                $1,274,126


Provision For:         $2,000,000 in obligations
                            1,000 authorized shares
                           $2,000 per share

                               Amount of            Number
        Creditor               Obligation           Of Shares      Notes
        ---------------        ----------           -----------    ---------------------------------------
1.      Jed Mold, Inc.         $   50,000           25.0000        Redeemable 45 days after Close.

                                   50,000           25.0000        Redeemable 90 days after Close.

                                  100,000           50.0000        Redeemable 6 months after Close.

                                  133,000           66.5000        18 monthly payments of $7,388.89,
                                                                   starting 7 months after Close.

2.      Precision Masters      $   40,000           20.0000        Redeemable 30 days after Close.
        Inc.
                                   68,000           34.0000        Redeemable one year after Close.
                                                                   Also has provision to convert
                                                                   to public equity.

3.      PPG Industries, Inc.   $   96,700           48.3500        30 monthly payments at $4,000.00
                                                                   starting 13 months after Close.

4.      A. Schulman, Inc.      $   72,840           36.4200        Redeemable 6 months after Close.

                                   72,840           36.4200        36 monthly payments at $2,023.33
                                                                   starting 7 months after Close.

5.      Joe Schmidt Sales      $   30,000           15.0000        Redeemable 60 days after Close.

                                   30,000           15.0000        Redeemable 120 days after Close.

                                  206,099          103.0495        36 monthly payments at $5,725.00
                                                                   starting 6 months after Close.




                               Amount of            Number
        Creditor               Obligation           Of Shares      Notes
        ---------------        ----------           -----------    ---------------------------------------
6.      Kay Automotive         $   38,934               19.4670    4 monthly payments of $5,988.89
        Graphics                                                   starting 1 month after Close. Fifth
                                                                   and final payment of balance by
                                                                   January 15, 1997.

7.      Stanco Metal             $   20,539             10.2695    Redeemable 6 months after Close.
        Products
                                   20,538               10.2690    24 monthly payments of $855.77
                                                                   starting 7 months after Close.

9.      V. Allen Koch           $  244,636               122.318   Monthly payments of $17,500
                                                                   starting October 15, 1996.


                                EXHIBIT 4.03

                       ARTICLES OF INCORPORATION
                                    OF GP
                                    -----

                               STATE OF MICHIGAN
                     CORPORATION AND SECURITIES COMMISSION
                               LANSING, MICHIGAN

                DO NOT WRITE IN SPACE BELOW - FOR COMMISSION USE

                       Compared by:
Date Received:         [illegible]
April 6, 1965
                       Date:                  FILED
                             April 8, 1965    April 8, 1965
                                              [illegible]
                       Examiner:
                         [illegible]


                           ARTICLES OF INCORPORATION

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 827 of the Public Acts of 1981, as amended, as follows:

                                  ARTICLE I.
The name of the corporation is    G-P PLASTICS, INC.

                                  ARTICLE II.
The purpose or purposes for which the corporation is formed are as follows:



           To manufacture objects by injection molding, extrusion, and all other means of fabricating from plastic materials; to buy, alter, sell, rent, store, trade, manfacture, and otherwise deal in all forms of tangible personal property; to design, engineer, create, and manufacture all forms of machinery and equipment; and







in general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

                                 ARTICLE III.

Location of the first registered office is:
    1615 Kingsmere Circle           Rochester      Oakland    Michigan
--------------------------------------------------------------------------------
   (No.)   (Street)                   (City)       (County)          (Zip Code)

Postoffice address of the first registered office is:
    1615 Kingsmere Circle           Rochester      Oakland County    Michigan
--------------------------------------------------------------------------------
   (No. and Street or P.O. Box)                    (City)            (Zip Code)

                                 ARTICLE IV.

The name of the first resident agent is  Gerald D. Gilmore
                                       -----------------------------------------

                                  ARTICLE V.

                     The total authorized capital stock is
         Preferred shs.  None     Par Value $                       per share
   (1)
         Common shs. 50,000       Par Value $ 1.00
                                      Book Value $________________
                                                                    per share
             Preferred  None      Price fixed for sale $__________
   and for shs. of (2)          no par value
             Common     None      Book Value $____________________
                                                                    per share
                                  Price fixed for sale $__________

   (3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:
                                       None







                                  ARTICLE VI.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follow: (Statute requires one or more incorporators)

                                                                                    Number of Shares
Name                                      Residence or Business Address
                       (No.)     (Street)        (City)        (State)    Par Stock               Non-Par Stock
                                                                       Common  Preferred        Common  Preferred
Gerald D. Gilmore,     1615       Kingsmere,      Rochester,    Mich.   10,000
Owen Pierce,          45951       12 1/2 Mile,    Walled Lake,  Mich.    7,000
Albert Wohlart,       25355       Samoset,        Southfield,   Mich.    5,000
Vardon D. Pance,        619       E. Bloomfield,  Royal Oak,    Mich.    5,000
Frank S. Iaquinto,     7655       Fielding,       Detroit,      Mich.    5,000
Alex Sares            16255       Andover,        Fraser,       Mich.    1,500
Robert J. Adler,       3050       Minerva,        Ferndale,     Mich.    1,500

                              ARTICLE VII.

The names and addresses of the first board of directors are as follows:
(Statute requires at lease three directors)
               Name                         Residence or Business Address
                              (No.)   (Street)          (City)       (State)
Gerald D. Gilmore             1615    Kingsmere Circle  Rochester,   Michigan
Owen Pierce                  45951    12 1/2 Mile       Walled Lake, Michigan
Vardon D. Pance                619    E. Bloomfield     Royal Oak,   Michigan

                                ARTICLE VIII.

The term of the corporate existence is perpetual.

If term is for a limited number of seats, then state the numbers of years instead of perpetual.

                                  ARTICLE IX.
OPTIONAL.  (Please delete Article  IX if not applicable.)

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jursidiction within the state of Michigan, may on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class creditors, and/or the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be to be affected by the propose compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence to such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.

                                  ARTICLE X.
    (Here insert any desired additional provisions authorized by the Act).

                                     None



We, the incorporators, sign out names this 2nd day of April 1965

  (All parties appearing under Article VI. are required to sign in this space)

Gerald D. Gilmore:    /s/ Gerald D. Gilmore
----------------------------------------------------------------------------
Owen Pierce:          /s/ Owen Pierce
----------------------------------------------------------------------------
Albert Wohlart:       /s/ Albert Wohlart
----------------------------------------------------------------------------
Vardon D. Pance:      /s/ Vardon D. Pance
----------------------------------------------------------------------------
Frank S. Iaquinta:    /s/ Frank S. Iaquinta
----------------------------------------------------------------------------
Alex Sares:           /s/ Alex Sares
----------------------------------------------------------------------------
Robert J. Adler:      /s/ Robert J. Adler
----------------------------------------------------------------------------



STATE OF MICHIGAN_________________}    (One or more of the parties signing must
                                   SS   ackknowledge before the Notary)
COUNTY OF  Wayne                  }

On the 5th day of April 1965.

before me personally appeared  Gerald D. Gilmore



to me known to be the persons described in and who executed the foregoing instrument, and acknowledge that he executed the same as his free act and deed.
                                        /s/ James H. McCrory
                                        --------------------------------------
                                          (Signature of Notary)

                                            James H. McCrory
                                        --------------------------------------
                                          (Print or type name of Notary)

MAIL THREE SIGNED AND ACKNOWLEDGED      Notry Public for Oakland County,

           COPIES TO:                   State of Michigan, acting in
                                                           Wayne County.
Michigan Corporation & Securities Commission
                                        My commmission expires March 18, 1968

P.O. Box 595  Lansing, Michigan  48904    (Notarial seal required if
                                           acknowledgement taken out of State)

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received         Adjusted Pursuant To           (For Bureau Use Only)
April 24, 1996        Telephone Authorization
                      Per Frederick Hoops.

                                                     FILED
Name                                                 April 30, 1996
Owen A. Pierce
Address                                              Adminstration
3910 Industrial Drive                                MICHIGAN DEPARTMENT OF
City                State         Zip Code           COMMERCE
Rochester Hills,     MI.          48309              EFFECTIVE DATE
                                                     Corporation & Securities
                                                     Bureau
Document will be returned to the name and address you enter above

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
          (Please read information and instructions on the last page)

    Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is:
       G-P Plastics, Inc.
2.  The identification number assigned by the Bureau is:    148-466
3.  The location of the registered office is:

    3910 Industrial Drive, Rochester Hills        Michigan     48309
-------------------------------------------------------------------------------
    (Street Address)        (City)                            (Zip Code)

4.  Article  V of the Articles of Incorporation is hereby amended to read as
           ----
follows:

               See attachment

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECITON (b). DO NOT COMPLETE BOTH.

    a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the________day of

       ______________________,19________,in accordance with the provisions of the Act by the unanimous consent of the incorporators(s) before the first meeting of the Board of Directors or Trustees.
            Signed this___________day of_____________,19______________.

-------------------------------------------     --------------------------------
           (Signature)                             (Signature)

-------------------------------------------     --------------------------------
         (Type or Print Name)                      (Type or Print Name)

-------------------------------------------     --------------------------------
          (Signature)                              (Signature)

-------------------------------------------     --------------------------------
         (Type or Print Name)                      (Type or Print Name)

b. [X] The foregoing amendment to the Articles of Incorporation was duly adopted on the 7th day of March, 1996. The amendment:(check one of the following)
              ---        -----  ----

          [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

          [ ] was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a n onstock directorship basis.

          [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

          [X] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                         Signed this 7th day of March, 1996
                                     ---        ------ ----

                         By /s/ Owen A. Pierce - President
                           ----------------------------------------------------
                         (Only Signature of President, Vice President,
                               Chairperson, or Vice-Chairperson)

                          Owen A. Pierce                    President
                          -----------------------------------------------------
                          (Type or Print Name)          (Type or Print Title)

                             ARTICLE V ATTACHMENT
                              G.P. PLASTICS, INC.
                    AMENDMENT TO ARTICLES OF INCORPORATION


The total authorized shares:
1.   Common Shares 50,000
     Preferred Shares 1,000 Class A

2. A statement of all or any of the relative rights, preferences and limitations of each class is as follows:

     (1) Dividends: annual dividends are required to be paid on all shares of Class A Preferred Stock that are outstanding on the last day of each calendar quarter in the fiscal year of this Corporation. Such dividends shall be at a rate equal to: 6% simple per annum of the unpaid and undischarged Redemption Price, as hereinafter provided, without compounding.

     This corporation shall be prohibited from declaring or paying any dividend on its outstanding common stock at any time when the tangible net worth of this corporation is not at least $400,000, determined in accordance with generally accepted accounting principles or shown in the most recent quarterly financial statements of this corporation, modified for this purpose to equal the aggregate of this corporation's cash, collectible accounts receivable, inventory (at lower of cost or market) and fixed assets (at fair market value), less total liabilities of this corporation.

     (2) Voting: shares of Class A Preferred Stock are non-voting as to all matters that do not affect the legal rights and/or terms of the Class A Preferred Stock.

     (3) Subject to: any rights, terms, and/or conditions concerning dividends and other liquidating and non-liquidating distributions, interest and costs that have priority over Class A Preferred Stock, which are attributable to any other classes of capital stock (other than common stock) and to indebtedness of any kind of this corporation whether now existing, authorized and/or issued, and/or existing authorized and/or issued at any time in the future.

     (4.) Preferences: no dividends or liquidating or other distributions may be declared or paid with respect to the common stock, par value of $1.00 per share, of this corporation, unless and until all regular and liquidating dividends, including dividends of the Redemption Price required to be declared and paid (both accrued and cumulated) are paid on all then outstanding shares of Class A Preferred Stock for the period of time commencing with the first date on which any shares of Class A Preferred Stock were first issued and outstanding and ending with the date on which such common stock dividends and/or distributions are to be so declared and/or paid.

     (5) Collateral Nature of Shares and Mandatory Redemption and Voluntary
Purchase:

         i. Outstanding shares of Class A Preferred Stock shall be mandatorily redeemed (in whole or in part) on the record date established by the Board of Directors of this corporation. Redemption may be of the whole or a fractional part of each outstanding share of Class A Preferred Stock. Funds used to pay less than the full Redemption Price, plus all accrued and cumulated dividends through the date of redemption shall first be applied to cumulated dividends, then to accrued dividends and finally to the Redemption Price, effective as of the record date for the redemption.

     A. For purposes of this paragraph I. Above, the Redemption Price shall be the sum of $_________ Per share of Class A Preferred Stock outstanding, exclusive of the accrued or cumulated dividends, which shall be calculated on the shares of Class A Preferred Stock being redeemed at the end of the last full calendar quarter endings, just prior to such record date (after reductions for previous disputed payments and/or liquidating dividends paid to the holder(s) of the shares being redeemed by this corporation.

     B. Shares of Class A Preferred Stock are being given to holders of outstanding indebtedness of this corporation with Redemption Prices equal to the amount of each such indebtedness and without any consideration agreements or accommodations in exchange therefor on the part of each recipient creditor. Any payments of the Redemption Price shall apply to reduce that indebtedness and any payments of that indebtedness through means other than payments of this Redemption Price shall operate to reduce the Redemption Price on the shares of the Class A Preferred Stock of that creditor pro rata, The shares of Class A Preferred Stock shall not be transferrable without the consent of this corporation and they shall secure the indebtedness of each recipient creditor that is outstanding on the date of their receipt hereof The holder thereof shall have no rights to enforce his, her or its security interest therein by foreclosure or otherwise, except as to dividends duly declared and the Redemption Price paid thereon. As the indebtedness secured thereby is paid, the total Redemption Price she be correspondingly reduced. Nothing associated with receipt and acceptance of the ownership of the shares of Class A Preferred Stock by any creditor shall limit, waive or infringe in any way upon his, her or its rights to enforce the indebtedness secured thereby, or any other collateral therefor on the same basis as if no such stock had been issued, received and accepted by him, her or it. When the indebtedness secured by any shares of Class A Preferred Stock has been paid along with all dividends due thereon, such shares shall be canceled automatically enforcing his rights as a shareholder.

     ii. In addition to the foregoing, the Board of Directors of this corporation may elect for any reason: (a) to call any and all Shares of Class A Preferred Stock for mandatory redemption by this corporation at any time, whether on a pro rata or a non-pro rata basis, with or without fixing a record date therefor and with or without the consent of the shareholder(s) whose shares are being redeemed, by paying to the then record holder of the shares being redeemed the, Redemption Price, plus all accrued and cumulated dividends with respect thereto; or (b) aside from a mandatory redemption pursuant to such call described above under sub-paragraph II to purchase any and/or all such shares voluntarily, either on a pro rata or a non-pro rata basis at any time without fixing a record date therefor, provided that such purchase and the terms, prices and conditions there of are consented to by the shareholder(s) whose shares are being purchased.


     iii. Once all of the Redemption Price that is due and all accrued and cumulated dividends that are due to be declared and paid on outstanding shares of Class A Preferred Stock being mandatorily redeemed by this corporation have been paid, the shares shall be deemed to have been retired, canceled and added back to authorized, but unissued status of Class A Preferred Stock and the record holders thereof at the date' of retirement shall promptly tender any and all stock certificates evidencing such shares to this corporation, duly endorsed to this corporation, with signatures appropriately guaranteed.

Name of person or organization                      Preparer's name and business
remitting fees:                                     telephone number:

Owen A. Pierce                                      Frederick K. Hoops
-------------------------------                     ----------------------------
                                                    (810 )932-2990
-------------------------------                     ----------------------------

                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filling, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of sections 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry put any lawful purpose or purposes not Involving pecuniary profit or gain for its directors, officers, shareholders, or members. A 'nonprofit corporation formed an a nonstock directorship basis, as authorized by
     Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 - The articles being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation If a profit corporation, and all the incorporators if a nonprofit corporation. If the amendment is otherwise adopted, Item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8. FEES- Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.


NONREFUNDABLE FEE ...................................................  $10.00
TOTAL MINIMUM FEE ...................................................  $10.00
ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
     each additional 20,000 authorized shares or portion thereof ....  $30.00 maximum fee for first 10,000,000 authorized shares ........... $5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares ................................  $30.00 maximum fee per filing for authorized shares in excess of
      10,000,000 shares ......................................... $200,000.00

9.   Mail form and fee to:                       The office is located at:

       Michigan Department of Commerce              6546 Mercantile Way
       Corporation and Securities Bureau            Lansing, MI 48910
       Corporation Division                         Telephone: (517) 334-6302
       P.O. B0X 30054
       Lansing, MI 48909-7554

                        [SEAL OF THE STATE OF MICHIGAN]

                        Michigan Department of Commerce

                               Lansing, Michigan


This is to Certify That

                              G-P PLASTICS, INC.

was validly incorporated on April 8, 1965, as a Michigan profit corporation, and said corporation is validly in existence under the laws of this State.

This certificate is issued to attest to the fact that the corporation is in good standing in this office as of this date and is duly authorized to transact business or conduct affairs in Michigan and for no other purpose. It is in the usual form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.




                                    In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 14th day of March, 1996.

                                    /s/ Carl L. Tyson, Director
                                    ----------------------------------------
SEAL APPEARS ONLY ON ORIGINAL       Corporation & Securities Bureau

                                 EXHIBIT 4.04

                            FINANCIAL STATEMENTS OF
                                      GP
                                      --

The financial statements of GP as of February 28,1997, are unaudited.

                              G P PLASTICS, INC.
                          INTERIM FINANCIAL STATEMENT
                      Five Months Ended February 28,1997



SALES                                                    4,330,603

COST OF SALES
     Materials                                           1,992,627
     Direct Wages and Benefits                             387,569
     Manufacturing Overhead                              1,185,641
                                                         ---------
           Total Cost of Sales                           3,565,837

GROSS PROFIT                                               764,766

ADMINISTRATION &
SELLING EXPENSE                                            636,178
                                                           -------

INCOME (LOSS) FROM OPERATIONS                              128,588

OTHER INCOME (EXPENSE)
     Other Income                                            6,461
     Interest Expense                                     (152,329)
                                                          ---------

           Total Other Income (Expense)                   (145,868)
                                                          ---------

NET INCOME (LOSS) BEFORE TAXES                             (17,280)

     Provision for Tax                                       -0-
                                                          ---------

NET INCOME (LOSS)                                          (17,280)

     Add-Back Depreciation                                 161,530
                                                          ---------

CASH FLOW                                                  144,250

                              G P PLASTICS, INC.
                                 BALANCE SHEET
                             At February 28, 1997

CURRENT ASSETS
    Cash                                    258,371
    Accounts Receivable                   1,647,443
    Inventory                               633,403
    Pre-Paid Expenses                        30,328
    Other Current                             7,528
                                          ---------
          Total Current Assets                                   2,577,073

PROPERTY AND EQUIPMENT
    Property and Equipment                4,594,682
    Less Accumulated Depreciation        (2,833,328)
                                          ---------
           Total Property and Equipment                          1,761,359

OTHER ASSETS
    Goodwill                                547,670
    Other                                   274,545
                                            -------
           Total Other Assets                                      822,215
                                                                 ---------

           TOTAL ASSETS                                          5,160,662

CURRENT LIABILITIES
    Accounts Payable                      1,355,399
    Accrued Expense                         567,577
    Current Portion, LTD                    244,000
    Other Current                           365,630
                                          ---------
           Total Current Liabilities                             2,512,606

REVOLVING LINE OF CREDIT                                         1,981,618

LONG TERM DEBT
    Term Loan                               804,682
    Notes Payable                           114,797
                                            -------
           Total Long Term Debt                                    919,479
                                                                 ---------

           TOTAL LIABILITIES                                     5,413,703

STOCKHOLDERS EQUITY
    Capital Stock                                                  518,499
    Preferred Stock                                              1,284,126
    Retained Earnings                                           (2,055,666)
                                                                 ---------
           Stockholders Equity                                    (253,041)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                        5,160,662

                              G P PLASTICS, INC.
                              September 30, 1996


                           FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT

                              G P PLASTICS, INC.





                              TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Accountant's Review Report...............................................      1


FINANCIAL STATEMENTS:

  Consolidated Balance Sheet.............................................      2

  Consolidated Statement of Retained Earnings............................      3

  Consolidated Statement of Income.......................................      4

  Consolidated Statement of Cash Flows...................................      5

  Notes to the Financial Statements......................................      6


SUPPLEMENTARY INFORMATION:

  Schedules of Manufacturing Expenses....................................     12

  Schedules of Administrative and Selling Expenses.......................     13

        [LETTERHEAD OF HESSENAUR & ASSOCIATES, CPA, P.C. APPEARS HERE]


                               March 21, 1997



Board of Directors
G P Plastics, Inc.
3910 Industrial Drive
Rochester Hills, Michigan 48309


I have reviewed the accompanying consolidated balance sheet of G P Plastics, Inc. as of September 30, 1996 and related consolidated statements of income, retained earnings, and cash flows for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of G P Plastics, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

My review was made for the purposes of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying pages 12 and 13 is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and I am not aware of any material modifications that should be made thereto.


                                        /s/  Hessenaur & Associates

                                        HESSENAUR & ASSOCIATES, CPA, P.C.

                              G P PLASTICS, INC.

                          CONSOLIDATED BALANCE SHEET
                              September 30, 1996

                                    ASSETS

Current Assets:
---------------
   Cash                                               $  403,138
   Accounts receivable (less allowance
     for doubtful accounts of $30,000)                 1,140,741
   Accounts receivable - officers                         48,337
   Interest receivable                                       292
   Inventories:
     Raw materials                                       179,504
     Work in process                                      30,905
     Finished goods                                      346,157
   Prepaid property taxes                                 26,912
                                                      ----------
         Total Current Assets                                     $2,175,986

Property and Equipment:
-----------------------
    Machinery and equipment                           $3,587,790
    Furniture and fixtures                               420,108
    Vehicles                                              81,729
    Tooling                                              142,592
    Leasehold improvements                               265,042
                                                      ----------
         Total                                        $4,497,261

     Less accumulated depreciation                     2,676,097
                                                      ----------

         Net Book Value                                            1,821,164

Other Assets:
-------------
   Notes receivable (Note 3)                          $  138,000
   Goodwill                                              411,541
   Cash surrender value officers
     life insurance                                      129,109
   Deposits                                               18,500
                                                      ----------
         Total Other Assets                                          697,150
                                                                  ----------
                                                                  $4,694,300
                                                                  ==========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
-------------------
  Current portion of notes payable                    $  229,354
  Bank line of credit (Note 4)                         1,470,732
  Accounts payable, trade                              1,509,473
  Withheld and accrued payroll taxes                      95,851
  Accrued:
    Commissions                                          110,343
    Interest                                                 113
    Insurance                                             41,986
    Michigan Single Business Tax                          13,936
    Payroll                                               52,716
    Property taxes                                       143,279
    Vacation                                              18,601
  Deferred revenue - tooling                               6,127
  Reserve for litigation loss (Note 8)                   230,000
                                                      ----------
         Total Current Liabilities                                $3,922,311

Long-term Debt
--------------
  Notes payable,net of current
    portion (Note 5)                                              $1,007,751

Stockholders Equity:
--------------------
  Common stock - Authorized 50,000
    shares, issued and outstanding,
    43,610 shares                                     $  518,499
  Preferred stock (Note 12)                            1,284,126
  Retained earnings                                   (2,038,387)
                                                      ----------

         Total Stockholders Equity                                  (235,762)
                                                                  ----------
                                                                  $4,694,300
                                                                  ==========







                 (See accountant's review report and notes to
                           the financial statements)

                              G P PLASTICS, INC.

                 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                     For the Year Ended September 30, 1996


Balance October 1, 1995                                  $(1,220,590)

Add: Net (loss) from October 1,
      1995 to September 30, 1996                            (817,797)
                                                         -------------
Balance September 30, 1996                               $(2,038,387)
                                                         =============
















                 (See accountant's review report and notes to
                           the financial statements)

                              G P PLASTICS, INC.
                       CONSOLIDATED STATEMENT OF INCOME
                     For the Year Ended September 30, 1996


Sales
-----
  Trade sales                                                  $ 8,313,902
  Tooling sales                                                    407,380
                                                               -----------
         Total Sales                                           $ 8,721,282

 Cost of sales:
   Beginning inventory                             $  460,507
   Material purchases                               4,538,690
   Tooling cost                                       330,012
   Direct wages                                       558,335
   Manufacturing expenses                           2,272,194
   Freight                                            115,148
                                                   ----------
         Total                                     $8,274,886

 Less, ending inventory                               556,566
                                                   ----------
         Total Cost of Sales                                     7,718,320
                                                               -----------
         Gross Profit                                          $ 1,002,962

Administrative and Selling Expense                               1,507,422
                                                               -----------

         Operating Profit (Loss)                               $  (504,460)

Other Income (Expense):
-----------------------
   Interest income                                 $   24,162
   Interest expense                                  (335,674)
   Loss on sale of equipment                           (7,564)
   Miscellaneous income                                 5,739
                                                   ----------
         Total Other Income (Expenses)                            (313,337)
                                                               -----------
Net (Loss)                                                     $  (817,797)
                                                               ===========








                 (see accountant's review report and notes to
                          the financial statements)

                              G P PLASTICS, INC.

                CONSOLIDATED SCHEDULE OF MANUFACTURING EXPENSES
                     For the Year Ended September 30, 1996



Indirect labor                                                $  599,427
Production administration wages                                  211,428
Vacation payroll                                                  63,019
Depreciation:
  Machinery and equipment                                        241,628
  Furniture and fixtures                                          16,313
  Leasehold improvements                                           3,714
Factory supplies                                                  55,819
Insurance:
  Employee health                                                105,450
  General                                                         35,980
  Workers compensation                                            57,604
Protective clothing                                               12,411
Rent                                                             183,822
Repair and maintenance:
  Building                                                        25,213
  Machinery and equipment                                         62,332
  Tools and fixtures                                              69,419
Quality control expenses                                          13,328
Taxes:
  Payroll                                                        168,791
  Property                                                        74,586
Truck expenses                                                     2,468
Utilities:
  Electricity                                                    235,278
  Gas and water                                                   13,579
Waste removal                                                     16,199
Other manufacturing expenses                                       4,086
                                                              ----------

        Total Manufacturing Expenses                          $2,272,194
                                                              ==========






                       (See accountant's review report)

                               G P PLASTICS, INC.

         CONSOLIDATED SCHEDULE OF ADMINISTRATIVE AND SELLING EXPENSES
                     For The Year Ended September 30, 1996

Administration wages                                                  $  597,347
Auto lease                                                                 6,653
Bad Debts                                                                 21,033
Commissions                                                              314,555
Computer supplies and expenses                                            22,841
Consulting fees                                                          108,242
Depreciation                                                              18,475
Employee benefits                                                          2,154
Health insurance                                                          51,489
Legal                                                                    142,363
Accounting                                                                57,330
Office supplies and expenses                                              41,732
Officers life insurance                                                    9,899
Postage                                                                    4,881
Royalties                                                                  2,776
Taxes:
   Payroll                                                                36,195
   Michigan Single Business                                               17,398
Telephone                                                                 22,360
Travel and entertainment                                                   9,207
Vehicle expenses                                                          20,492
                                                                      ----------
          Total Administrative and Selling
            Expenses                                                  $1,507,422
                                                                      ==========


                        (See accountant's review report)

                               G P PLASTICS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     For the Year Ended September 30, 1996

                           INCREASE (DECREASE) IN CASH

Cash Flows from Operating Activities:
  Cash received from customers                                      $ 8,877,735
  Cash paid to suppliers and employees                               (9,281,267)
  Interest received                                                      24,719
  Interest paid                                                        (336,069)
                                                                    -----------
       Net Cash Used by Operating
          Activities                                                                    $  (714,882)

Cash Flows Used in Investing Activities:
  Acquisition of fixed assets                                          (130,447)
  Proceeds from sale of building                                        643,000
  Acquisition of subsidiary                                            (376,192)
  Acquisition of goodwill                                              (411,541)
  Decrease in cash surrender value
    officers life insurance                                              11,180
  Advances repaid by officer                                             10,516
  Increase in deposits                                                   (1,000)
  Receipts on note receivable                                           189,616
                                                                    -----------
       Net Cash Used by Investments                                                         (64,868)

Cash Provided by Financing Activities:
  Pay off line of credit                                             (1,107,081)
  Repayment of long term liabilities                                   (947,891)
  Proceeds from new financing                                         2,593,040
  Proceeds from common stock                                            492,333
                                                                    -----------
       Net Cash Provided by Financing
         Activities                                                                       1,030,401
                                                                                        -----------
       Net Increase in Cash                                                             $   250,651
Cash, Beginning of Period                                                                   152,486
                                                                                        -----------
Cash, End of Period                                                                     $   403,137
                                                                                        ===========

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:

Net (loss)                                                                              $  (817,797)
Adjustments:
  Depreciation                                                                              280,650
  Lose on sale of equipment                                                                   7,563
  Increase in:
    Inventory                                                                               (96,059)
  Decrease in:
    Accounts receivable                                                                     151,954
    Prepaid expenses                                                                        132,048
    Accounts payable                                                                        (85,895)
    Accrued expenses                                                                       (287,346)
                                                                                        -----------
       Net Cash Used by Operating Activities                                            $  (714,882)
                                                                                        ===========


                  (See accountant's review report and notes to
                           the financial statements)

                               GP PLASTICS, INC.
                      NOTES TO THE FINANCIAL STATEMENTS
                              September 30, 1996

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Nature of Business
          The Company generates substantially all earnings revenue and earnings from injection molding of plastic parts. The Companys principal customers are major automotive manufacturing companies in the United States.

     B.   Basis of Consolidation
          The attached consolidated financial statements include the accounts of G P Plastics, Inc. and its fully-owned subsidiary AL-KO Enterprises, Inc. d/b/a A.E.P. Technologies, Inc. The accompanying income statement includes the results of operations of A.E.P. Technologies, Inc. from the acquisition date of April 6, 1996 through September 30, 1996. Also see Note 11 regarding the purchase of A.E.P. Technologies, Inc.
          during the current fiscal year.

     C.   Allowance for Doubtful Accounts
          The Company provides an allowance for uncollectible accounts based upon prior experience and managements assessment of collectibility of existing specific accounts.

     D.   Property and Equipment
          Property and equipment is stated at cost. Depreciation is provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets.

     E.   Inventories
          Raw material inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Work in process and finished goods are valued at standard cost.

     F.   Goodwill
          Goodwill, represents the excess of the cost of acquiring its subsidiary over the fair value of their net assets at the date of acquisition and acquiring the related financing. The goodwill is amortized by the straight line method over a forty year period starting October 1, 1996.

     G.   Cash Equivalents
          For purposes of the statement of cash flows, all highly liquid debt instruments with a maturity of three months or less are considered cash equivalents.



                       (See accountant's review report)

                              G P PLASTICS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                              September 30, 1996

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     H.   Use of Estimates

          The Process of preparing financial statements in conformity with generally accepted accounting principles requires the us of estimates and assumptions regarding certain types of assets, liabilities, income and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 2    CREDIT RISK FROM CASH DEPOSITS

          The Company maintains its cash balance in one financial institution located in Troy, Michigan. The balances are insured by the Federal Deposit Corporation up to $100,000. At September 30, 1996, the Company's uninsured cash balances totaled $539,257.

NOTE 3    NOTES RECEIVABLE

          Note receivable officer is unsecured, bears interest at 3.9%, requires annual payments of interest only and principle is payable October 1, 1997.

NOTE 4    BANK LINE OF CREDIT

          The Company has a revolving line of credit with CIT Group/Credit Financing, Inc. Allowable borrowing is based on 85% of eligible accounts receivable and 50% of raw material and finished goods inventory. Advances on the credit line are payable on demand and bear interest at 3.75% over prime. The credit line is secured by substantially all assets and is personally guaranteed by the principal shareholder.











                      (See accountant's review report)

                              G P PLASTICS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS
                              September 30, 1996

NOTE 5 -  NOTES PAYABLE

          Note payable CIT Group/Credit Financing,
          Inc. is payable in monthly installments
          of $18,705 plus interest at 3.75% over
          prime and matures August 2001. The note
          is secured by substantially all assets
          of Company.                                        $1,122,308

          Note payable NBD in secured by a specific
          vehicle, bears interest at 8.75% and is
          payable in monthly installments $505 including
          interest through August of 1999.                       15,541

          Note payable Life insurance is secured by cash
          surrender value of life insurance, bears interest
          at 6% and is payable at termination of life
          insurance policy.                                      99,256
                                                             -----------
                                                             $1,237,105
                   Current portion                              229,354
                                                             -----------
                                                             $1,007,751
                                                             ===========

          The approximate aggregate maturities of long-term liabilities, for the next five years, as of September 30, 1996 are as follows:

                   1997                             $ 229,354
                   1998                               229,799
                   1999                               229,780
                   2000                               224,464
                   2001                               224,452

NOTE 6     LEASE COMMITMENTS

           The Company leases its facilities under an operating lease which expired March 1994. A majority shareholder is part owner of the lessor. The lease requires monthly lease Payments of $14,832, plus taxes and insurance. The monthly lease payments are scheduled to increase $250 annually. The Company has two five year renewal options on this lease, with tile same rent plus scheduled increases as mentioned above. Renewal options have not been exercised and the Company continues leasing the facilities on a month by month basis.


           Total rent expense for the year ended September 30, 1996 was $190,475.












                        (See accountant's review report)

                               G P PLASTICS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 1996

NOTE 7 -  DEFERRED COMPENSATION PLAN

               The Company has a defined contribution deferred compensation plan Covering all full-time employees of the company who have one year of service and are age 21 or older. Contributions to the plan are determined each year by the Board of Directors. No contributions have been made to the plan, or accrued over the past year.

NOTE 8 - LITIGATION LOSS, CONTINGENCIES

               A creditor to a former subsidiary of the Company has filed a claim against G P Plastics, Inc. for $163,184 plus interest and legal expenses. A surety bond for $231,345 has been posted by the Company regarding this litigation. The surety bond is secured by a cash certificate of deposit owned by the Company. At this time, management has estimated the loss regarding this litigation to be $230,000. The company has included in the financial statements a loss on litigation and a reserve for litigation loss for $230,000. Actual loss could be greater than this amount, however managements does not expect a material difference from the reported amount.


NOTE 9 - INCOME TAXES

               The Company has $6,151,140 net loss carryforward for financial reporting purposes to offset future income through 2010. For tax reporting purposes the Company has $4,327,169 net loss carryforward. The Company also has $24,304 tax credit carryforwards available to offset future income taxes for financial reporting and federal tax reporting purposes.

NOTE 10 - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOW

               The following are noncash investing and financing transactions for the year ended September 30, 1996:

                    Common stock exchanged for purchase
                      of subsidiary                             $  103,333

                    Preferred stock exchanged for
                      purchase of subsidiary                       244,636

                    Preferred stock exchanged for
                      Company accounts payable                   1,039,490


                        (See accountant's review report)
                                      - 9 -

                              G P PLASTICS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                              September 30, 1996

NOTE 11 - PURCHASE OF SUBSIDIARY


          On April 6, 1996 the Company acquired all the stock of Al-Ko Enterprises, Inc. d/b/a A.E.P. Technologies, Inc. and the building occupied by them. A.E.P. Technologies, Inc. is a plastics injection molding business operating since 1977 and had total sales of approximately $3,500,000 for the year ended December 31, 1995. The purchase method was used to account for the business acquisition, and the following values were assigned to the assets and liabilities acquired:

             Cash                                        $  3,004
             Accounts receivable, net                     583,389
             Inventory                                    187,932
             Prepaid expenses                               7,799
             Building                                     644,742
             Property and equipment                       895,402
             Receivables from officers                     39,469
             Accounts payable                            (590,189)
             Accrued expenses                             (29,592)
             Line of credit payable                      (400,985)
             Long term liabilities                       (169,248)
             Mortgage payable - building                 (447,562)
                                                        ---------

                  Total Cost                             $724,161
                                                        =========

          The purchase Price was funded as follows:

             Cash to sellers                             $155,364
             Cash for fees and expenses                   220,828
             Exchange of common stock                     103,333
             Issuance of redeemable
               preferred stock                            244,636
                                                        ---------
                                                         $724,161
                                                        =========

          The building was sold by the Company on August 30, 1996 for a total sale price of $643,000.

          In July 1996 the operations of A.E.P. Technologies, Inc. were physically moved to the Companies manufacturing location. The consolidation was made to provided for cost savings relating to duplications of two locations and improved efficiencies.





                       (See accountant's review report)

                              G P PLASTICS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS
                              September 30, 1996


NOTE 12 - PREFERRED STOCK - REDEEMABLE

          In conjunction with the purchase of subsidiary and new financing the Company entered into various agreements for the issuance and redemption of preferred stock. All outstanding preferred stock is subject to redemption agreements. Generally the preferred stock has a 10% per annum dividend requirement, various redemptions at face value over the next 42 months and redemptions are subject to the Company having a minimum tangible net worth of $400,000.


















                       (See accountant's review report)

                                EXHIBIT 4.04(d)

                            S.E.C. 1934 ACT REPORTS

                                     OF GP

GP is not a reporting company.

                                  EXHIBIT 4.05

       SECURITY AGREENIENT BETWEEN GP and CIT GROUP/CREDIT FINANCE, INC.

First page of the Security Agreement is attached hereto. The full text is available from Imnold, Inc.

                          LOAN AND SECURITY AGREEMENT

     This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1. PARTIES

     1.1 The "Borrower" is the person, firm, corporation or other entity, identified as the Borrower in Section 10.6(c) and its successors and assigns. If more than one Borrower is specified in Section 10.6(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

     1.2 The "Lender" is The CIT Group/Credit Finance, Inc. and its successors and assigns.

SECTION 2. LOANS AND OTHER CREDIT ACCOMMODATIONS

     2.1 Revolving loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("Revolving Loans") in amounts requested. by Borrower from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit.

     (a) The "Maximum Credit" is set forth in Section 10.1(a) hereof.

     (b) The "Gross Availability" shall be calculated at any time as (i) the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by the Eligible Accounts Percentage set forth in Section 10.1(b), plus: (ii) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s), if any, set forth in Section 10. I
         (b) by the values (as determined by Lender based on the lower of cost or market) of Eligible Inventory, but the amount so added shall not exceed any sublimits set forth in Section 10.1(c),

     (c) The "Net Availability" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations to Lender other than the then outstanding principal balance of the Tenn Loan, if any.

     (d) "Eligible Accounts" are accounts created by Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem

                                  EXHIBIT 4.08

                       MATERIAL GP DEFAULTS OR VIOLATIONS

The following list includes all material violations or defaults on the part of GP with respect to its Articles of Incorporation, By-Laws, Agreements, Contracts, Conunitments, Instruments, Indentures, Judgments, Decrees, Court or Administrative Orders, Filings of any Report, Tax Return or any other Document:
None

                                EXHIBIT 4.09(a)

          LIST OF MATERIAL CONTRACTS, AGREEMENTS, LICENSES, FRANCHISES
                          AND OTHER COMMITMENTS OF GP


See financial statements in Exhibit 4.04.

1. A financing arrangement with The CIT Group/Credit Finance, Inc. consisting of (i) a term loan in the initial amount of $1,156,000, secured by the fixed assets of GP, and (ii) a working capital line of credit secured by accounts receivable and inventories. The latter varies in amount, but stood at approximately $1,100,000 at the closing of the loan on September 13, 1996. Monthly principal payments of $20,000 are being made on the term loan .

2. GP leases its facilities at 391 0 Industrial Drive in Rochester Hills under a lease dated March, 1984 and extended for an additional five (5) years in March, 1994, ending March 31, 1999. Monthly lease payments are $17,290.

3. At the time of the new financing with The CIT Group/Credit Finance, Inc., GP negotiated extended term agreements with its creditors covering aged obligations. These obligations consist of a combination of cash paid at the time of closing of the new financing and redeemable preferred stock of GP for the balance. The redeemable preferred stock is redeemable by the creditors over periods ranging from 12 to 36 months. Payments cannot be made, however, unless GP's tangible net worth exceeds $400,000.

4. GP has also cast the remaining payments to V. Allen Koch for his majority holdings of A.E.P. stock, in the amount of $244,000, in the form of redeemable preferred stock. Redemption payments are spread over a period of fourteen (14) months, with the same restriction on payments as cited in paragraph 3 above.

5. GP is also obligated on certain loans involving related parties in the amount of $275,000. The lenders are Joseph Schmidt and John Horner, both members of the Board of Directors.

                                 EXIBIT 4.09(c)

           LIST OF MATERIAL ORAL OR WRITTEN (i) EMPLOYMENT AGREEMENTS,
         (ii) EMPLOYER BENEFIT PLANS, (iii) LOAN AND ASSET RESTRICTION
                            (E.G. LIEN) AGREEMENTS,
              (OTHER THAN WITH CIT, SHOWN IN EXHIBIT 4.09(a) ABOVE),
    (iv) GUARANTEES OF $I 0,000 OR MORE, (v) CONSULTING OR SIMILAR CONTRACTS
          WITH MORE THAN 1 YEAR TO RUN AND PAYMENTS EXCEEDING $10,000,
                     (vi) COLLECTIVE BARGAINING AGREEMENTS,
        (vii) FORMER SHAREHOLDER, OFFICER OR/AND DIRECTOR AGREEMENTS AND
                (viii) CONTRACTUAL OBLIGATIONS FOR OVER $10,000

None

                                  EXHIBIT 4.10


                               LIABILITIES OF GP
                           NOT DISCLOSED OR PROVIDED
                          FOR IN FINANCIAL STATEMENTS
                            CONTAINED IN EXHIBIT 4.04

Other than liabilities and obligations disclosed in the Financial Statements and in Exhibits 4.09 and 4.10, GP has knowledge only of an environmental situation in a very limited area of its property. A plan to eliminate it, using the soil vapor evaporation process, will be implemented in mid-1997 at a cost which management of GP does not expected to affect GP's financial condition materially. The work is being monitored by the Department of Environmental Quality of the State of Michigan.

                                  EXHIBIT 4.13

                             OFFICERS AND DIRECTORS
                                     OF GP

Name                                  Title(s)

Owen A. Pierce                        Director, Chairman of the Board
                                      and Secretary

John F. Horner                        Director and Treasurer

Filipp J. Kreissl                     Director

Joseph P. Schmidt                     Director

David C. Shifflett                    Director

                                  EXHIBIT 4.14

                UNFILED OR UNPAID GP TAX RETURNS AND/OR CHARGES


     The following sets forth a list of all unfiled tax returns and/or unpaid taxes or charges on the part of GP:

     All unpaid real estate, Federal, State and local tax obligations are either not yet due or are subject to arrangements with the respective tax authorities.

                                  EXHIBIT 4.15

                            PRIVATE SECURITIES SALES
                                     OF GP
                           WITHIN THE LAST TWO YEARS

Private sales of GP's capital stock in the past two (2) years;
including Preferred Stock:


                                                                              Type                    Summary of
                                                                              of                      Facts Relied
                                                                              Exemption               on for
Type of        Name(s)                  Date                                  from                    Exemption
Security       of                       of             Price                  Registration            from
Sold           Purchaser                Purchase       Paid per Share         Claimed                 Registration
----           ---------                --------       --------------         -------                 ------------
Common         John F. Horner           11/22/96       Consideration for      Section 4(2) of the     CFO,
Stock                                                  Loan to GP             1933 Act (Section 4(2)) Treasurer &
6,542                                                                                                 Director of GP

Common         David C. Shifflett       11/22/96       Exchange for           Section 4(2)            Director and
Stock                                   03/13/96       A.E.P. Stock                                   heads GP's
6,542                                                                                                 Marketing

Common         Joseph P. Schmidt        11/22/96       Consideration for      Section 4(2)            Director and
Stock                                                  Loan to GP                                     Manufacturers
4,360                                                                                                 Rep for GP

Common         Joseph H. Moreau         01/16/97       Gift from              Section 4(2)            Manufacturers
Stock                                                  Joseph P. Schmidt                              Rep for GP
1,000

Redeemable     See Exhibit 4.02 for detail
Preferred Stock


                                  EXHIBIT 4.17

                         MATERIAL DEFAULTS IN CONTRACTS
                                     OF GP

Any material default of any contract on the part of GP, which has not been waived. The following is a summary list thereof. None

                                SCHEDULE 4.18(k)

GP has not incurred any obligations for finders fees since February 28, 1997.

                                  EXHIBIT 5.02

                             FINANCIAL STATEMENTS
                                  INMOLD, INC.

Inmold, Inc. has not acquired GP at this time, nor does it have an operating history. For this reason, it has no financial statements, other than the Balance Sheet printed below:

                                  INMOLD, INC.
                            PRO-FORMA BALANCE SHEET
                                AT MARCH 1, 1997

CURRENT ASSETS
  Cash                                                                     40.00
  Accounts Receivable
  Inventory
  Pre-Paid Expenses
  Other Current
       Total Current Assets                                                40.00

PROPERTY AND EQUIPMENT
  Property and Equipment
  Less Accumulated Depreciation
       Total Property and Equipment                                         0.00

OTHER ASSETS                                                                0.00
                                                                           -----
       TOTAL ASSETS                                                        40.00

CURRENT LIABILITIES
   Accounts Payable
   Accrued Expense
   Current Portion, LTD
       Total Current Liabilities                                            0.00

LONG TERM DEBT
   Term Loan
   Notes Payable
       Total long Term Debt                                                 0.00
                                                                           -----
       TOTAL LIABILITIES                                                    0.00

STOCKHOLDERS EQUITY
   Common Stock (4,000,000 shares at $0.00001 par value)                   40.00
   Additional Paid-In Capital                                               0.00
   Retained Earnings                                                        0.00
                                                                           -----
       Stockholders Equity                                                 40.00
                                                                           -----
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                                  40.00

                                  EXHIBIT 5.06

               INMOLD, INC. ARTICLES OF INCORPOPATION AND BY-LAWS

First pages of the Articles of Incorporation and By-Laws are attached hereto. The full texts are available from Inmold, Inc.

                           ARTICLES OF INCORPORATION
                                       OF
                                  INMOLD, INC.

     These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of the Indiana Business Corporation Law, as amended as follows:

                                   ARTICLE I

                                  INMOLD, INC.

The name of the Corporation is Inmold, Inc.

                                   ARTICLE II

                               Purpose and Powers

     The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Indiana Business Corporation Law.

     Specifically, and not by way of limitation on the foregoing, the nature of the business, or objects or purposes to be transacted, promoted or carried on are:

     Manufacturing of products of all types and at all locations for sale at wholesale and at retail.

     In furtherance and not in limitation of the general powers conferred by the laws of the State of Indiana and of the above-stated general objects, it is hereby expressly provided that the Corporation shall also have the following powers:


         (a) To invest, manufacture, distribute, sell, market, patent and improve products and processes of any type, for any kind to produce, sell and use products of any kind and description to buy, purchase, receive, take by grant, gift, devise, bequest, license, rent, lease, franchise or otherwise acquire; to own, use hold, alter, maintain, improve, invest in, employ, or otherwise utilize; to franchise, transfer, license, sell, convey, generally deal in, rent, or lease, mortgage, exchange and otherwise trade in and dispose of real property or personal property (of any kind or description including choses in action) of all kinds or any interest or right therein, wherever situated, including without limitation properties located within and without the States of Michigan and Indiana and in any and all of the states, districts,

                                    BY-LAWS

                                       OF

                                  INMOLD, INC.

                            (a Indiana corporation)*

                                     * * *

                                   ARTICLE I

                         Incorporators and Shareholders

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held (unless such action is taken by written consent of the shareholders in lieu of a particular annual meeting) on the regularly scheduled meeting day which shall be the First Tuesday in April of each year (or if that day be a legal holiday at the place where such meeting is to be held, then on the next succeeding business day) at the registered office of the Corporation at 901 Wilshire Drive, Suite 360, Troy, Michigan 48084, at 10:30 A.M. local time or at such other time on said day at such place, either within or without the State of Indiana, as the Board of Directors of the Corporation (hereinafter called the Board) may designate in the notice thereof. Failure to hold an annual meeting or delay in holding an annual meeting is governed by the Indiana Business Corporation Law.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the Corporation, may be called by the chairman of the Board or by the President, and shall be called by the President or Secretary upon the order of the Board, or at the request in writing (stating the purpose or purposes of the proposed meeting) of shareholders owning a majority in amount of all of the issued and outstanding capital stock of the Corporation and entitled to vote at such meeting. The time and place, either within or without the State of Indiana, shall be fixed by the Board unless it shall refuse to so act, in which case such matters shall be fixed by the Chairman of the Board or President if the meeting is called by such persons or by the requesting shareholders, if the meeting is requested by them.

     Section 3. NOTICE OF MEETINGS. Except as otherwise required by law, the Articles of Incorporation of the Corporation or stock exchange rules, written notice of each annual or special meeting of the shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting


----------
- Section citations refer to relevant sections of the Indiana Business Corporation Law, as amended, and successor legislation. The Sections may not be the only sections bearing on particular situations.

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  INMOLD, INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin January 10, 1997.


                                        In Witness Whereof, I have hereunto set
                                        my hand and affixed the seal of the
                                        State of Indiana, at the City of
       [SEAL STATE OF INDIANA]          Indianapolis, this Tenth day of January,
                                        1997.


                                        SUE ANNE GILROY,

                                        SUE ANNE GILROY, Secretary of State

                                                                          AT
                                                                          Deputy

                                  EXHIBIT 5.12

                     ADDITIONAL WARRANTIES OF INMOLD, INC.

     (a) Articles of Incorporation, By-Laws and Certificates of Good Standing of Imnold, Inc. It has no subsidiaries.

See Exhibit 5.06.

     (b) Inmold, Inc. is not a reporting company under the Securities and Exchange Act of 1934.

     (c) Government reports and tax returns not timely filed by Inmold, Inc.
None

     (d) Material contracts and commitments of Inmold, Inc..

None, except as disclosed within financial statements under Exhibit 5.02.

     (e) Material liabilities of Inmold, Inc. not disclosed or provided for in financial statements contained in Exhibit 5.02.

None

     (f) Officers and Directors of Inmold, Inc. elected or appointed to date:


         John M. Sanders                    Secretary and Director

         John F. Horner                     Treasurer

         Filipp J. Kreissl                  Director

         J. Will Paull                      Director

     (g) Private sales of Inmold, Inc. Common stock within the last two years:

4,000,000 shares of common stock sold at $.00001 par value per share to Sanders Confectionery Products, Inc., a Michigan corporation, on January 20, 1997. The purchase price of $40 was paid to Inmold, Inc. by Filipp J. Kreissl/John M. Sanders. 90,000 shares of common stock were also privately placed with the Daniel Spencer Hoops Irrevocable Trust, dated April 14, 1992 for par value $.00001 therefor.

     (h) Material defaults in contracts to which Inmold, Inc. is a party.

None


                                       37